Exhibit (a)(1)(B)

Letter of Transmittal

To Tender Shares of Common Stock

Pursuant to the Offer to Purchase For Cash

Dated July 14, 2006

by

BEVERLY HILLS BANCORP INC.

of

Up to 2,750,000 Shares of its Common Stock

at a Purchase Price Not Greater Than $9.50 nor Less Than $9.00 Per Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE

AT 5:00 P.M., EASTERN TIME, ON AUGUST 14, 2006 UNLESS THE OFFER IS EXTENDED.

By Mail:	By Hand or Overnight Courier:
American Stock Transfer & Trust Company 59 Maiden Lane New York, NY 10038 Attention: Reorganization Department (718) 921-8317 or (877) 248-6417	American Stock Transfer & Trust Company Operations Center 6201 15th Avenue Brooklyn, NY 11219 Attention: Reorganization Department (718) 921-8317 or (877) 248-6417

Delivery of this Letter of Transmittal to an address other than as set forth above does not constitute a valid delivery.

You should read the instructions set forth in this Letter of Transmittal beginning on page 12 carefully before completing this Letter of Transmittal.

To tender shares pursuant to the Offer of Beverly Hills Bancorp Inc. (the “Company”), you must properly complete and execute this Letter of Transmittal (or facsimile thereof) and deliver it to the Depositary at one of the addresses set forth above before 5:00 p.m., Eastern Time, on August 14, 2006 (the “Expiration Date”). You must also deliver the shares you intend to tender by doing one of the following:

1.	Delivering to the Depositary the original stock certificates evidencing the shares being tendered before the Expiration Date.

2.	Delivering the tendered shares to the Depositary pursuant to the book-entry delivery procedures described in Instruction 12 (page 14 of this document). Note that you may not be required to complete this Letter of Transmittal if you use this method to tender your shares. See Instruction 12.2.

3.	Complying with the guaranteed delivery procedures described in Instruction 13 (page 14 of this document).

In completing this Letter of Transmittal, your attention is directed in particular to the following:

1.	If you want to retain your shares, you do not need to take any action.

2.	If you want to participate in the Offer and want to maximize the chance of having the Company accept the shares you are tendering, you should check the box marked “Shares Tendered at Price Determined Under the Tender Offer” below and complete the other portions of this Letter of Transmittal as appropriate.

3.	If you want to select a specific minimum price at which you agree to tender your shares, you should select one of the boxes in the section captioned “Shares Tendered at Price Determined by Stockholder” below and complete the other portions of this Letter of Transmittal as appropriate.

A. DESCRIPTION OF SHARES TENDERED

(See Instruction 1)

Name(s) and Address(es) of Registered Holders(s) (Please fill in exactly as name(s) appear(s) on certificate(s))	Shares of Common Stock Tendered (Attach Additional Signed List if Necessary)
	Certificate Number(s)*	Total Number of Shares Represented by Certificate(s)*	Number of Shares Tendered*†

*	Need not be completed if shares are tendered by book-entry delivery. See Instruction 12.
†	Unless otherwise indicated, it will be assumed that all shares on a certificate you identify above are being tendered. See Instruction 3.

Indicate below the order (by certificate number) in which shares are to be purchased in the event of proration (attach an additional signed list if necessary). If you do not designate an order and less than all shares tendered are purchased due to proration, the order of shares purchased will be selected by the Depositary. See Instruction 2.

1st:	2nd:	3rd:	4th:	5th:

☐	Lost, Destroyed or Stolen Certificates. My certificate(s) for shares are lost, destroyed or stolen and I need assistance in replacing the shares. (See Instruction 19).

B. TENDER PRICE

(See Instruction 4)

The undersigned is tendering shares as follows (check only one box under either A. or B.):

A.         SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

(SEE INSTRUCTION 4)

By checking ONE of the following boxes below (and not checking the box under “B. SHARES TENDERED AT PRICE DETERMINED UNDER TENDER OFFER”), the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price determined by the Company for the shares is less than the price checked below. A STOCKHOLDER WHO WANTS TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE LETTER OF TRANSMITTAL FOR EACH PRICE AT WHICH SHARES ARE TENDERED. The same shares cannot be tendered, unless previously properly withdrawn as provided in Section 6 of the Offer to Purchase, at more than one price.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES

ARE BEING TENDERED

☐ $9.00 ☐ $9.10 ☐ $9.20	☐ $9.30 ☐ $9.40 ☐ $9.50

OR

B.         SHARES TENDERED AT PRICE DETERMINED UNDER TENDER OFFER

(SEE INSTRUCTION 4)

By checking the box below (and not checking any box under “A. SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER”), the undersigned hereby tenders shares at the selected price, as the same shall be determined by the Company in accordance with the terms of the Offer.

☐        The undersigned wants to maximize the chance of having the Company purchase all of the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares at, and is willing to accept, the selected price determined by the Company in accordance with the terms of the Offer. This action could result in receiving a price per share as low as $9.00.

CHECK ONLY ONE BOX UNDER (A) OR (B) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

C. ODD LOTS

(See Instruction 5)

Complete this section only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.

The undersigned certifies that he or she either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

☐	is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of the shares.

D. CONDITIONAL TENDER

(See Instruction 6)

A tendering stockholder may condition his or her tender of shares upon the Company purchasing a specified minimum number of the shares tendered, all as described in Section 5 of the Offer to Purchase. Unless at least the minimum number of shares the shareholder indicates below is purchased by the Company pursuant to the terms of the Offer, none of the shares tendered by the shareholder will be purchased. It is the tendering shareholder’s responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and each shareholder is urged to consult his or her tax advisor before completing this section. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased from me, if any are purchased from me, is: shares.

If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked this box:

☐	The tendered shares represent all shares held by the undersigned.

E. PAYMENT OR RETURN OF SHARES IN THE NAME OF SOMEONE OTHER

THAN THE UNDERSIGNED

(See Instruction 7)

Complete this section only if (a) the payment for the Shares accepted in this Offer is to be issued in the name of someone other than the undersigned; (b) certificates for shares not tendered or not accepted are to be reissued in the name of someone other than the undersigned; or (c) shares tendered and delivered by book-entry delivery which are not purchased are to be returned by crediting them to an account at the book-entry delivery facility other than the account of the undersigned.

Issue:        ☐  Check        ☐  Certificate(s) to:

Name:
(Please Print)

Address:
(Include Zip Code)

Taxpayer Identification or Social Security Number:

Check and complete if applicable:

☐	Credit shares delivered by book-entry delivery and not purchased to the account set forth below:

Account Number:

F. PAYMENT OR RETURN OF SHARES TO A DIFFERENT PERSON OR ADDRESS

(See Instruction 8)

Complete this section only if (a) the payment for the Shares accepted in this Offer is to be sent to someone other than the undersigned or to the undersigned at an address other than the address provided in Section A; or (b) certificates for shares not tendered or not accepted are to be sent to someone other than the undersigned or to the undersigned at an address other than the address provided in Section A.

To be completed ONLY if certificates for shares not tendered or not accepted for payment and/or the check for payment of the purchase price of shares accepted for payment are to be sent to someone other than the undersigned or to the undersigned at an address other than that above.

☐	Deliver certificate(s) to:

Name:
(Please Print)

Address:
(Include Zip Code)

Taxpayer Identification or Social Security Number:

G. BOOK ENTRY DELIVERY

(See Instruction 12)

DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

☐	Check here if tendered shares are being delivered by book-entry delivery made to an account maintained by the depositary with the book-entry transfer facility and complete the following (only financial institutions that are participants in the book-entry transfer facility may deliver shares by book-entry delivery).

Name of Tendering Institution:

Account Number:

Transaction Code Number:

H. GUARANTEED DELIVERY

(See Instruction 13)

☐	Check here if tendered shares are being delivered pursuant to a notice of guaranteed delivery previously sent to the depositary. Enclose a photocopy of the notice of guaranteed delivery and complete the following:

Name(s) of Registered Owners(s):

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution that Guaranteed Delivery:

If delivered by book-entry delivery, check box:    ☐

Ladies and Gentlemen:

The undersigned hereby tenders to Beverly Hills Bancorp Inc. (the “Company”) the shares of common stock of the Company described above (the “Shares”), at the price per share indicated in this Letter of Transmittal, net to the seller in cash, without interest, on the terms and subject to the conditions set forth in the Company’s Offer to Purchase dated July 14, 2006 (the “Offer to Purchase”), and this Letter of Transmittal. I hereby acknowledge receipt of the Offer to Purchase and Letter of Transmittal which, together with any amendments or supplements, collectively constitute the “Offer.”

Subject to and effective upon acceptance for payment of, and payment for, the Shares tendered with this Letter of Transmittal in accordance with the terms and subject to the conditions of the Offer, the undersigned hereby sells, assigns and transfers to the Company all right, title and interest in and to all the Shares that are being tendered and irrevocably constitutes and appoints American Stock Transfer & Trust Company (the “Depositary”), the true and lawful agent and attorney-in-fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of the undersigned’s rights with respect to such Shares, to (a) deliver certificates for such Shares or transfer ownership of such Shares on the account books maintained by the book-entry transfer facility, together, in any such case, with all accompanying evidences of transfer and authenticity to, or upon the order of the Company, (b) present such Shares for transfer on the Company’s books and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares, all in accordance with the terms and subject to the conditions of the Offer.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Shares and that, when the Company accepts the Shares for purchase, the Company will acquire good title thereto, free and clear of all security interests, liens, restrictions, claims and encumbrances, and the Shares will not be subject to any adverse claim or right. The undersigned will, on request by the Depositary or the Company, execute and deliver any additional documents deemed by the Depositary or the Company to be necessary or desirable to complete the sale, assignment and transfer of the Shares, all in accordance with the terms of the Offer.

All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal shall be binding on the successors, assigns, heirs, personal representatives, executors, administrators and other legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

The undersigned understands that the valid tender of Shares pursuant to any of the procedures described in Section 3 of the Offer to Purchase and in the instructions to this Letter of Transmittal will constitute a binding agreement between the undersigned and the Company on the terms and subject to the conditions of the Offer.

The undersigned understands that it is a violation of Rule 14e-4 promulgated under the Exchange Act (as defined in the Offer to Purchase) for a person acting alone or in concert with others, directly or indirectly, to tender Shares for that person’s own account unless at the time of tender and at the expiration date he or she has a “net long position” in (a) the Shares that is equal to or greater than the amount tendered and will deliver or cause to be delivered such Shares for the purpose of tender to the Company within the period specified in the Offer, or (b) other securities immediately convertible into, exercisable for or exchangeable into Shares (“Equivalent Securities”) that is equal to or greater than the amount tendered and, upon the acceptance of such tender, will acquire such Shares by conversion, exchange or exercise of such Equivalent Securities to the extent required by the terms of the Offer and will deliver or cause to be delivered such Shares so acquired for the purpose of tender to the Company within the period specified in the Offer. Rule 14e-4 also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of Shares made pursuant to any method of delivery set forth in this Letter of Transmittal will constitute the undersigned’s representation and warranty to the Company that (a) the undersigned has a “net long position” in the Shares or Equivalent Securities being tendered within the meaning of Rule 14e-4, and (b) such tender of Shares complies with Rule 14e-4.

The undersigned understands that the Company will, upon the terms and subject to the conditions of the Offer, determine a single per share purchase price, not in excess of $9.50 nor less than $9.00 per share, that it will pay for shares properly tendered and not properly withdrawn before the Expiration Date of the Offer, taking into account the number of Shares tendered and the prices specified by tendering stockholders. The undersigned understands that the Company will select the lowest purchase price that will allow it to purchase 2,750,000 shares, or such lesser number of shares as are properly tendered and not properly withdrawn, at prices not greater than $9.50 nor less than $9.00 per share, subject to its right to increase or decrease the price range, or to increase or decrease the total number of shares purchased to the extent permitted by law. The undersigned understands that all shares properly tendered at prices at or below the selected price and not properly withdrawn will be purchased at the selected price, net to the seller in cash, without interest, upon the terms and subject to the conditions of the Offer, including its proration provisions, “odd lot” provisions and conditional tender provisions, and that the Company will return at its expense all other shares, including shares tendered at prices greater than the selected price and not properly withdrawn and shares not purchased because of proration or conditional tenders, promptly following the Expiration Date.

Unless otherwise indicated above in Section E, please issue the check for payment of the purchase price and/or return any certificates for Shares not tendered or accepted for payment in the name(s) of the registered holder(s) appearing under “Description of Shares Tendered.” Similarly, unless otherwise indicated above in Section F, please mail the check for payment of the purchase price and/or return any certificates for Shares not tendered or accepted for payment (and accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing under “Description of Shares Tendered.” In the event that both Sections E and F are completed, please issue the check for payment of the purchase price and/or return any certificates for Shares not tendered or accepted for payment (and any accompanying documents, as appropriate) in the name(s) of, and deliver such check and/or return such certificates (and any accompanying documents, as appropriate) to, the person or persons so indicated. Please credit any Shares tendered herewith by book-entry delivery that are not accepted for payment by crediting the account at the book-entry transfer facility designated above. The undersigned recognizes that the Company has no obligation pursuant to Section E to transfer any Shares from the name of the registered holder(s) thereof if the Company does not accept for payment any of the Shares so tendered.

SIGN HERE

(Also Complete Substitute Form W-9 Below)

Dated:
Name:

Name:

This form must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) for the Shares or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith.

If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the following information and see Instruction 14.

Name:
(Please Print)

Capacity (full title):

Address:
(Include Zip Code)

Telephone Number:

Taxpayer Identification or Social Security Number:

GUARANTEE OF SIGNATURE(S)

(If Required—See Instructions 7, 10 and 14)

Dated:	Authorized Signature:

Name(s):
(Please Print)

Name of Firm:

Title:

Address:
(Include Zip Code)

Telephone Number:

PAYER’S NAME: AMERICAN STOCK TRANSFER & TRUST COMPANY

SUBSTITUTE FORM W-9

Part I—Please provide the Taxpayer Identification Number (“TIN”) of the person submitting this form in the space at right.	TIN or Employer Identification Number	Part II—Check the box in this Part if the person submitting this form is exempt from backup withholding. ☐	Part III—Check the box in this Part if the person submitting this form has applied for a TIN and has not received it. ☐

Certification—Under penalties of perjury, the undersigned hereby certifies the following:

(1)    The TIN shown in Part I above is the correct TIN of the person who is submitting this Form (or that person is waiting for a number to be issued and has checked the box in Part III); and

(2)    The person who is submitting this Form is not subject to backup withholding because such person has not been notified by the Internal Revenue Service (“IRS”) that such person is subject to backup withholding as a result of a failure to report all interest or dividends, or because the IRS has notified such person that he or she is no longer subject to backup withholding, or because such person is an exempt payee; and

(3)    The person is a U.S. person (including a U.S. resident alien).

Note: You must cross out item (2) if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you were no longer subject to backup withholding, do not cross out item (2).

Signature:                                                                                                            Date:

                    Name:

Complete the following certification if you checked the box in Part III above:

I certify under penalties of perjury that a taxpayer identification number has not been issued to me and that either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the Depositary by the time of payment, 30% of all reportable payments made to me will be withheld.

Signature:                                                                                                            Date:

                 Name:

NOTE:   FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 30% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED INSTRUCTIONS FOR ADDITIONAL INFORMATION.

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

The method of delivery to the Depositary of this document and all other required documents is at your election and risk. Shares will be deemed delivered only when actually received by the depositary (including, in the case of a book-entry delivery discussed in Instruction 12, by book-entry confirmation). If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, you should allow sufficient time to ensure timely delivery.

1. Completion and Delivery of Letter of Transmittal. This Letter of Transmittal is to be used by a shareholder to accept the Offer except as provided below under Instruction 12 pertaining to book-entry deliveries.

The Letter of Transmittal must be properly completed and signed by the registered holder(s) of the Shares being tendered and mailed or hand delivered to the Depositary at the address set forth on the first page of this document. If you need additional space to list all certificates representing Shares to be tendered, attach a separate signed sheet listing certificate numbers and/or the number of Shares to be tendered. A return envelope is enclosed for your convenience. The Letter of Transmittal must be received by the Depositary on or before the Expiration Date. In all cases, delivery will be deemed made only when actually received by the Depositary.

Except as specifically provided by the Offer to Purchase, no alternative, conditional or contingent tenders will be accepted. No fractional shares will be purchased.

All tendering shareholders by execution of this Letter of Transmittal waive any right to receive any notice of the acceptance of their tender.

2. Order of Purchase in Event of Proration. Stockholders may designate the order in which their shares are to be purchased in the event of proration. The order of purchase may have an effect on the U.S. federal income tax classification of any gain or loss on the shares purchased. See Section 7 of the Offer to Purchase.

3. Partial Tenders (Not Applicable to Stockholders Who Tender by Book-Entry Delivery). If fewer than all the shares represented by any certificate submitted to the Depositary are to be tendered, fill in the number of shares that are to be tendered in the box in Section A entitled “Number of Shares Tendered.” In that case, if any tendered shares are purchased, new certificate(s) for the remainder of the shares that were evidenced by the old certificate(s) will be sent to the registered holder(s) promptly after the acceptance for payment of, and payment for, the shares tendered. All shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

4. Indication of Price at Which Shares are Being Tendered. For shares to be properly tendered, the stockholder completing this Letter of Transmittal MUST complete Section B by either (A) checking the box indicating the price per share at which such stockholder is tendering shares under the section captioned “Price (in Dollars) per Share at Which Shares are Being Tendered” or (B) checking the box in the section captioned “Shares Tendered at Price Determined Under the Tender Offer.” Choosing option (A) could result in none of the stockholder’s tendered shares being purchased if the selected price for all shares as determined by the Company turns out to be less than the price selected by the stockholder. Choosing option (B) maximizes the chance that at least a portion of the stockholder’s shares will be purchased, but could result in the stockholder receiving a price per share as low as the minimum price of $9.00. Only one box under (A) or (B) may be checked. If more than one box is checked, or if no box is checked, there is no proper tender of shares. A stockholder wishing to tender portions of his or her share holdings at different prices must complete a separate Letter of Transmittal for each price at which the stockholder wishes to tender each portion of his or her shares. The same shares cannot be tendered at more than one price, however, unless previously properly withdrawn as provided in Section 6 of the Offer to Purchase.

5. Odd Lots. As described in Section 1 of the Offer to Purchase, if the Company is to purchase fewer than all shares properly tendered before the Expiration Date and not properly withdrawn, the shares purchased first will consist of all shares properly tendered by any stockholder who owned, beneficially or of record, an aggregate of fewer than 100 shares, and who tenders all of his or her shares at or below the purchase price. This preference will not be available to you unless you complete the section captioned “Odd Lots” in this Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery.

6. Conditional Tenders. As described in Section 5 of the Offer to Purchase, stockholders may condition their tenders on all or a minimum number of their tendered shares being purchased.

A stockholder who wants to make a conditional tender must complete the section captioned “Conditional Tender” in this Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery. The stockholder must calculate and appropriately indicate the minimum number of shares that must be purchased from the stockholder if any are to be purchased.

As discussed in Section 5 of the Offer to Purchase, proration may affect whether the Company accepts conditional tenders and may result in shares tendered pursuant to a conditional tender being deemed withdrawn if the required minimum number of shares would not be purchased. If, because of proration, the minimum number of shares that a stockholder designates will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, a stockholder must have tendered all of his or her shares and checked the box so indicating. Upon selection by lot, if any, the Company will limit its purchase in each case to the designated minimum number of shares.

All tendered Shares will be deemed unconditionally tendered unless the “Conditional Tender” section is completed.

The conditional tender alternative is made available so that a stockholder may seek to structure the purchase of Shares pursuant to the Offer in such a manner that the purchase will be treated as a sale of such Shares by the stockholder, rather than the payment of a dividend to the stockholder, for U.S. federal income tax purposes. Stockholders who are odd lot holders and who tender all of their shares of common stock cannot conditionally tender, since those odd lot Shares will not be subject to proration. It is the tendering stockholder’s responsibility to calculate the minimum number of shares that must be purchased from the stockholder for the stockholder to qualify for sale rather than dividend treatment. Each stockholder is urged to consult his or her own tax advisor. See Section 7 of the Offer to Purchase.

7. Payment or Return of Shares in the Name of Someone Other Than the Undersigned. If the shareholder wants the payment for any accepted Shares, or the certificates for any Shares not accepted or not tendered, to be issued in the name of a person other than the signer of this Letter of Transmittal, the shareholder should complete Section E of the Letter of Transmittal. If a shareholder completes Section E, the shareholder’s signature to the Letter of Transmittal must be guaranteed by an Eligible Institution. An “Eligible Institution” is a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

8. Payment or Return of Shares to a Different Person or Address. If the shareholder wants certificates for Shares not tendered or not accepted for payment and/or the check for the purchase price of Shares accepted for payment to be sent to someone other than the shareholder, the shareholder must complete Section F of the Letter of Transmittal. Similarly, if the shareholder wants those items to be delivered to the shareholder at an address other than the address listed in the “Description of Shares Tendered” table, the shareholder must complete Section F. If a shareholder completes Section F, the shareholder’s signature to the Letter of Transmittal must be guaranteed by an Eligible Institution.

9. Signing the Letter of Transmittal. The Letter of Transmittal must be signed in EXACTLY the same manner as the shareholder’s name appears on the certificate(s) tendered (or in the form of assignment, if the certificate(s) has been assigned). If a certificate is registered in the name of two or more holders, EACH such holder must sign the Letter of Transmittal.

If any of the Shares tendered are registered in different names or different forms of a name (e.g. “John Doe” and “J. Doe”) on different certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal (or facsimiles thereof) as there are different forms of a name on different certificates.

10. Guarantee of Signatures. No signature guarantee is required on this Letter of Transmittal if either of the following applies:

10.1.	The Letter of Transmittal is signed by the registered holder(s) of the tendered shares, unless the registered holder(s) has completed either Sections E or F on this Letter of Transmittal. For purposes of this Instruction 10, a “registered holder” includes any participant in the book-entry transfer facility’s system whose name appears on a security position listing as the owner of the shares.

10.2.	The shares are tendered for the account of a firm that is an Eligible Institution.

11. Tender of Shares. For a stockholder to validly tender Shares pursuant to the Offer, the stockholder must:

11.1.	deliver to the Depositary the original stock certificates evidencing the shares being tendered with the Letter of Transmittal before the Expiration Date; or

11.2.	deliver the tendered shares to the Depositary pursuant to the procedures for book-entry delivery set forth in Instruction 12; or

11.3.	comply with the guaranteed delivery procedures set forth in Instruction 13.

12. Book-Entry Delivery. Shares also may be validly tendered pursuant to the procedures for book-entry delivery as described in Section 3 of the Offer to Purchase. For Shares to be validly tendered by book-entry delivery, the Depositary must receive all of the following before the Expiration Date:

12.1.	confirmation of such delivery into the Depositary’s account at The Depository Trust Company (“DTC”); and

12.2.	either a properly completed and executed Letter of Transmittal (or manually signed facsimile thereof) or an Agent’s Message if the tendering shareholder has not delivered a Letter of Transmittal; and

12.3.	all documents required by the Letter of Transmittal.

The term “Agent’s Message” means a message, transmitted by DTC to, and received by, the Depositary and forming a part of a confirmation of book-entry, which states that DTC has received an express acknowledgment from the financial institution tendering the Shares that is a participant in DTC that the financial institution has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce that agreement against the participant. If you are tendering by book-entry delivery, you must expressly acknowledge that you have received and agreed to be bound by the Letter of Transmittal and that the Letter of Transmittal may be enforced against you.

13. Guaranteed Delivery. Stockholders whose certificates for shares are not immediately available or who cannot deliver their certificates and all other required documents to the Depositary or complete the procedures for book-entry delivery before the Expiration Date may tender their shares by properly completing and duly executing the Notice of Guaranteed Delivery enclosed with these materials pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. Pursuant to those procedures:

13.1.	tender must be made by or through an Eligible Institution;

13.2.	the Depositary must receive before the Expiration Date a properly completed and duly executed Notice of Guaranteed Delivery; and

13.3.	the Depositary must receive, within three business days after the date of its receipt of the Notice of Guaranteed Delivery, the certificates for all tendered shares in proper form for transfer (or a book-entry confirmation pursuant to Instruction 12), together with a properly completed and executed Letter of Transmittal with any required signature guarantees (or an Agent’s Message in the case of a book-entry delivery), and any other required documents.

In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. Stockholders may also need to have any certificates they deliver endorsed or accompanied by a stock power, and the signatures on these documents also may need to be guaranteed. See Instruction 14.

14. Endorsements and Stock Powers. If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered, no endorsements of certificates or separate stock powers are required. However, if this Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares tendered, or if the registered holder(s) has completed Section E or F on this Letter of Transmittal, certificates evidencing the tendered Shares must be endorsed or accompanied by appropriate stock powers. Such endorsements or stock powers must be signed exactly as the name(s) of the registered holder(s) appear(s) on the tendered certificate(s) and must be guaranteed by an Eligible Institution.

If this Letter of Transmittal or any endorsement, or any stock power required by this Instruction 14 is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, and that person is not the registered stockholder, he or she must indicate his or her capacity when signing and must submit with the Letter of Transmittal evidence satisfactory to the Depositary and the Company of his or her authority to act.

15. Stock Transfer Taxes. The Company will pay any stock transfer taxes with respect to the transfer and sale of shares to it pursuant to the Offer. If, however,

15.1.	payment of the purchase price is to be made to person(s) other than the registered owner(s); or

15.2.	shares not tendered or accepted for payment are to be registered in the name of person(s) other than the registered owner(s); or

15.3.	shares tendered are registered in the name(s) of any person(s) other than the person(s) signing this Letter of Transmittal,

the amount of any stock transfer taxes payable on account of the transfer to such person(s) will be deducted from the purchase price unless satisfactory evidence of the payment of the taxes or exemption therefrom is submitted with this Letter of Transmittal.

Except as provided in this Instruction 15, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in this Letter of Transmittal.

16. Substitute Form W-9. Shareholders who are U.S. Persons should fill out Substitute Form W-9. The term “U.S. Person” means any U.S. citizen or U.S. resident alien. Under the “backup withholding” provisions of Federal tax law, the Company may be required to withhold 30% of any cash payments to shareholders under the Offer. To prevent backup withholding, each U.S. Person should complete and sign the Substitute Form W-9 by:

16.1.	providing the shareholder’s correct Taxpayer Identification Number (“TIN”) in Part I (or checking the box in Part III indicating that the shareholder has applied for and is awaiting a TIN);

16.2.	checking the box in Part II if the shareholder is an exempt payee; and

16.3.	certifying, under penalty of perjury, that

a.	the TIN given in Part I is correct (or that the shareholder is waiting for a TIN to be issued);

b.	the shareholder is not subject to backup withholding because

(1)	the shareholder is exempt from backup withholding; or

(2)	the shareholder has not been notified by the Internal Revenue Service (“IRS”) that the shareholder is subject to backup withholding, or

(3)	the IRS, has notified the shareholder that the shareholder is no longer subject to backup withholding;

c.	the shareholder is a U.S. Person.

In general, if a shareholder is an individual, the TIN is the individual’s Social Security Number.

If the box in Part III is checked, the Depositary will withhold 30% of all payments made before a properly certified TIN is provided to the Depositary. However, the withheld amount will be refunded to the shareholder without interest if a TIN is provided to the Depositary within 60 days.

Backup withholding is not an additional income tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by the stockholder upon filing an income tax return.

A tendering stockholder is required to give the Depositary the TIN (i.e., taxpayer identification number or social security number) of the record owner of the shares being tendered. If the shares are held in more than one name or are not in the name of the actual owner, consult the “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” (a copy of which may be obtained from the Depositary) for additional guidance on which number to report.

17. Stockholders Not Subject to Backup Withholding. Some stockholders (including, among others, corporations and certain foreign individuals and entities) are not subject to backup withholding. Foreign stockholders should complete and sign the appropriate Form W-8 BEN, Certificate of Foreign Status, a copy of which may be obtained from the Depositary, to avoid backup withholding. See the “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for more instructions.

18. Requests for Assistance or Additional Copies. Questions and requests for assistance or additional copies of the Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed Delivery and the Substitute Form W-9 may be directed to the Information Agent at its address set forth on the last page of this Letter of Transmittal.

19. Lost, Destroyed or Stolen Certificates. If your certificate(s) for part or all of your shares has been lost, stolen, destroyed or mutilated, you should check the box for “Lost, Destroyed or Stolen Certificates” in Section A and promptly send the completed Letter of Transmittal to the Depositary. Upon receipt of your Letter of Transmittal, the Depositary will provide you with instructions on how to obtain a replacement certificate. You may be asked to post a bond to secure against the risk that the certificate may he subsequently recirculated. A fee and additional documents may be required to replace lost certificates. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, stolen, destroyed or mutilated certificates have been followed. You are urged to send the properly completed Letter of Transmittal to the Depositary immediately to ensure timely processing of documentation. If you have questions, you may contact the Depositary at (718) 921-8317 or (877) 248-6417.

20. Irregularities. The Company will determine in its sole discretion all questions as to the purchase price, the number of shares to accept, and the validity, eligibility (including time of receipt), and acceptance for payment of any tender of shares. The Company reserves the absolute right to reject any or all tenders of shares it determines not to be in proper form or the acceptance of which or payment for which may, in the Company’s opinion, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in the tender of any particular shares. No tender of shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. None of the Company, the Depositary, the Information Agent (as defined in the Offer to Purchase) or any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.

IMPORTANT. This Letter of Transmittal, together with any required signature guarantees, or, in the case of a book-entry delivery, an Agent’s Message, and any other required documents, must be received by the Depositary before the Expiration Date and either certificates for tendered shares must be received by the Depositary or shares must be delivered pursuant to the procedures for book-entry delivery, in each case before the Expiration Date, or the tendering stockholder must comply with the procedures for guaranteed delivery.

The Letter of Transmittal, certificates for shares and any other required documents should be sent or delivered by stockholders or by their bank, broker, dealer, trust company or other nominee to the Depositary at one of its addresses set forth below.

The Depositary for the Offer is:

AMERICAN STOCK TRANSFER & TRUST COMPANY

By Mail:	By Hand or Overnight Courier:
American Stock Transfer & Trust Company 59 Maiden Lane New York, NY 10038 Attention: Reorganization Department (718) 921-8317 or (877) 248-6417	American Stock Transfer & Trust Company Operations Center 6201 15th Avenue Brooklyn, NY 11219 Attention: Reorganization Department (718) 921-8317 or (877) 248-6417

Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Depositary.

Questions and requests for assistance may be directed to the Information Agent at the address set forth below. Additional copies of the Offer to Purchase, this Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained from the Information Agent. You may also contact your bank, broker, dealer, trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

Keefe, Bruyette & Woods, Inc.

211 Bradenton Avenue

Columbus, Ohio 43017

(877) 298-6520 (toll free)